Exhibit 99.1

Cable One Reports Third Quarter 2022 Results

November 3, 2022 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended September 30, 2022.

Third Quarter 2022 Highlights:

●

Total revenues were $424.7 million in the third quarter of 2022 compared to $430.2 million in the third quarter of 2021. Year-over-year, residential data revenues increased 6.3% and business services revenues decreased 11.5%. Revenues for the third quarter of 2022 included $4.9 million from CableAmerica(1) operations. Revenues for the third quarter of 2021 included $16.3 million from operations that were contributed to Clearwave Fiber(1) and from the Divested Operations(1), of which a substantial majority consisted of business services revenues.

●

Net income was $70.6 million in the third quarter of 2022, an increase of 35.1% year-over-year. Adjusted EBITDA(2) was $224.6 million in the third quarter of 2022, an increase of 1.9% year-over-year. Net profit margin was 16.6% and Adjusted EBITDA margin(2) was 52.9%.

●

Net cash provided by operating activities was $216.7 million in the third quarter of 2022, an increase of 18.6% year-over-year. Adjusted EBITDA less capital expenditures(2) was $124.1 million in the third quarter of 2022, an increase of $24.5 million, or 24.6%, compared to the third quarter of 2021.

●

Residential data primary service units (“PSUs”) grew by approximately 30,000, or 3.2%, year-over-year. Approximately 14,000 residential data PSUs were acquired in the CableAmerica acquisition and approximately 8,700 residential data PSUs were contributed to Clearwave Fiber.

●

The Company repurchased 89,000 shares of its common stock at an aggregate cost of $115.3 million during the third quarter of 2022. Year-to-date capital returned to shareholders totaled $356.8 million, consisting of $49.8 million in dividends and $307.0 million in share repurchases.

(1)	Cable One acquired certain assets and assumed certain liabilities from Cable America Missouri, LLC, a data, video and voice services provider ("CableAmerica"), on December 30, 2021. Cable One contributed certain fiber operations to Clearwave Fiber LLC, a joint venture amongst Cable One and certain unaffiliated third-party investors ("Clearwave Fiber"), on January 1, 2022 (the "Clearwave Fiber Contribution"). During the second quarter of 2022, Cable One divested its Tallahassee, Florida system and certain other non-core assets (collectively, the "Divested Operations"). The results discussed and presented in the tables within this press release include CableAmerica operations for the period since the December 30, 2021 acquisition date and exclude the fiber operations contributed to Clearwave Fiber for the period since the January 1, 2022 contribution date and the Divested Operations from their respective divestiture dates.
(2)

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Third Quarter 2022 Financial Results Compared to Third Quarter 2021

Revenues decreased $5.5 million, or 1.3%, to $424.7 million for the third quarter of 2022 due primarily to the contribution of operations to Clearwave Fiber and the disposition of the Divested Operations during 2022 that collectively generated $16.3 million of revenues in the prior year quarter, predominantly consisting of business services revenues, and decreases in residential video and residential voice revenues. The decrease was partially offset by increases in higher margin residential data and business services revenues from continuing operations and the addition of CableAmerica operations.

Operating expenses (excluding depreciation and amortization) were $120.5 million in the third quarter of 2022 and decreased $1.2 million, or 1.0%, compared to the third quarter of 2021. The decrease in operating expenses was primarily attributable to $6.4 million of lower programming expenses as a result of video customer losses, partially offset by higher labor and other compensation-related costs, health insurance costs, fuel costs and property taxes. Operating expenses as a percentage of revenues were 28.4% and 28.3% for the third quarter of 2022 and 2021, respectively.

Selling, general and administrative expenses were $86.0 million and $95.1 million for the third quarter of 2022 and 2021, respectively. The decrease in selling, general and administrative expenses was primarily attributable to decreases in labor and other compensation-related costs, marketing costs and maintenance costs, partially offset by higher software costs, health insurance costs and property taxes. Selling, general and administrative expenses as a percentage of revenues were 20.3% and 22.1% for the third quarter of 2022 and 2021, respectively.

Depreciation and amortization expense was $87.2 million for the third quarter of 2022 and decreased $5.4 million, or 5.8%, compared to the third quarter of 2021. The decrease in depreciation and amortization expense was primarily due to lower expenses resulting from the Clearwave Fiber Contribution. Depreciation and amortization expense as a percentage of revenues was 20.5% and 21.5% for the third quarter of 2022 and 2021, respectively.

Interest expense was $36.4 million for the third quarter of 2022 and increased $5.9 million, or 19.3%, compared to the third quarter of 2021. The increase was driven primarily by higher interest rates.

Other income, net, was $0.8 million for the third quarter of 2022 and consisted primarily of interest and investment income, partially offset by a $2.8 million non-cash loss on fair value adjustment associated with the call and put options to acquire the remaining equity interests in Mega Broadband Investments Holdings LLC (the "MBI Net Option"). Other expense, net, was $22.8 million for the third quarter of 2021 and consisted primarily of a $25.6 million non-cash loss on fair value adjustment associated with the MBI Net Option, partially offset by interest and investment income.

Income tax provision was $21.9 million for the third quarter of 2022 compared to $13.0 million for the third quarter of 2021. The Company’s effective tax rate was 23.7% and 20.3% for the third quarter of 2022 and 2021, respectively.

Net income was $70.6 million in the third quarter of 2022 compared to $52.3 million in the prior year quarter.

Adjusted EBITDA was $224.6 million and $220.5 million for the third quarter of 2022 and 2021, respectively, an increase of 1.9%. Capital expenditures for the third quarter of 2022 totaled $100.5 million compared to $120.9 million for the third quarter of 2021. Adjusted EBITDA less capital expenditures for the third quarter of 2022 was $124.1 million compared to $99.6 million in the prior year quarter, an increase of 24.6%.

Liquidity and Capital Resources

At September 30, 2022, the Company had $255.7 million of cash and cash equivalents on hand compared to $388.8 million at December 31, 2021. The Company’s debt balance was approximately $3.9 billion at both September 30, 2022 and December 31, 2021. The Company had $455.9 million available for borrowing under its revolving credit facility as of September 30, 2022.

The Company paid $16.7 million in dividends to stockholders and repurchased 89,000 shares of its common stock at an aggregate cost of $115.3 million during the third quarter of 2022. Year-to-date, the Company has paid $49.8 million in dividends and repurchased 232,637 shares of its common stock at an aggregate cost of $307.0 million. The Company had $288.1 million of remaining share repurchase authorization as of September 30, 2022.

Conference Call

Cable One will host a conference call with the financial community to discuss results for the third quarter of 2022 on Thursday, November 3, 2022, at 5 p.m. Eastern Time (ET).

The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-844-200-6205 (International: 1-929-526-1599) and using the access code 998224. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.

A replay of the call will be available from November 3, 2022 until November 17, 2022 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures

The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Adjusted EBITDA” is defined as net income plus interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset sales and disposals, system conversion costs, equity method investment (income) loss, other (income) expense and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.

“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.

“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.

The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA and capital expenditures as a percentage of Adjusted EBITDA are also significant performance measures used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One

Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider committed to connecting customers and communities to what matters most. Through Sparklight® and the associated Cable One family of brands, the Company serves more than 1.1 million residential and business customers in 24 states as of September 30, 2022. Over its fiber-optic infrastructure, the Cable One family of brands provide residential customers with a wide array of connectivity and entertainment services, including Gigabit speeds, advanced WiFi and video. For businesses ranging from small and mid-market up to enterprise, wholesale and carrier, the Company offers scalable, cost-effective solutions that enable businesses of all sizes to grow, compete and succeed.

Contacts Trish Niemann Vice President, Communications Strategy 602-364-6372 patricia.niemann@cableone.biz	Todd Koetje Chief Financial Officer investor_relations@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●	risks that the Company may fail to realize the benefits anticipated as a result of the Hargray acquisition;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will continue to rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	the transition away from the London Interbank Offered Rate and the adoption of alternative reference rates;
●	risks associated with the Company’s convertible indebtedness;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions, labor shortages, supply chain disruptions and changes in rates of inflation;
●	lower demand for the Company's residential data and business services;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●

the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its latest Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,
(dollars in thousands, except per share data)	2022	2021	Change	% Change
Revenues:
Residential data	$233,834	$219,942	$13,892	6.3%
Residential video	80,525	89,507	(8,982)	(10.0)%
Residential voice	10,494	12,645	(2,151)	(17.0)%
Business services	75,847	85,728	(9,881)	(11.5)%
Other	24,018	22,415	1,603	7.2%
Total Revenues	424,718	430,237	(5,519)	(1.3)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	120,487	121,657	(1,170)	(1.0)%
Selling, general and administrative	86,018	95,103	(9,085)	(9.6)%
Depreciation and amortization	87,222	92,600	(5,378)	(5.8)%
(Gain) loss on asset sales and disposals, net	2,952	3,376	(424)	(12.6)%
Total Costs and Expenses	296,679	312,736	(16,057)	(5.1)%
Income from operations	128,039	117,501	10,538	9.0%
Interest expense	(36,389)	(30,495)	(5,894)	19.3%
Other income (expense), net	834	(22,833)	23,667	(103.7)%
Income before income taxes and equity method investment income (loss), net	92,484	64,173	28,311	44.1%
Income tax provision	21,891	13,029	8,862	68.0%
Income before equity method investment income (loss), net	70,593	51,144	19,449	38.0%
Equity method investment income (loss), net	14	1,111	(1,097)	(98.7)%
Net income	$70,607	$52,255	$18,352	35.1%

Net Income per Common Share:
Basic	$12.10	$8.68	$3.42	39.4%
Diluted	$11.53	$8.33	$3.20	38.4%
Weighted Average Common Shares Outstanding:
Basic	5,836,731	6,019,517	(182,786)	(3.0)%
Diluted	6,261,257	6,460,875	(199,618)	(3.1)%

Unrealized gain on cash flow hedges and other, net of tax	$47,251	$9,506	$37,745	NM
Comprehensive income	$117,858	$61,761	$56,097	90.8%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$255,719	$388,802
Accounts receivable, net	61,468	56,253
Income taxes receivable	3,139	24,193
Prepaid and other current assets	61,249	31,705
Total Current Assets	381,575	500,953
Equity investments	1,185,936	727,565
Property, plant and equipment, net	1,659,769	1,854,104
Intangible assets, net	2,688,114	2,861,137
Goodwill	928,947	967,913
Other noncurrent assets	87,911	42,322
Total Assets	$6,932,252	$6,953,994

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$193,497	$203,387
Deferred revenue	23,611	26,851
Current portion of long-term debt	51,659	38,837
Total Current Liabilities	268,767	269,075
Long-term debt	3,767,677	3,799,500
Deferred income taxes	933,653	854,156
Interest rate swap liability	-	81,627
Other noncurrent liabilities	65,023	156,541
Total Liabilities	5,035,120	5,160,899

Stockholders' Equity
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,827,960 and 6,046,362 shares outstanding as of September 30, 2022 and December 31, 2021, respectively)	62	62
Additional paid-in capital	572,656	555,640
Retained earnings	1,718,120	1,456,543
Accumulated other comprehensive income (loss)	54,506	(82,795)
Treasury stock, at cost (347,439 and 129,037 shares held as of September 30, 2022 and December 31, 2021, respectively)	(448,212)	(136,355)
Total Stockholders' Equity	1,897,132	1,793,095
Total Liabilities and Stockholders' Equity	$6,932,252	$6,953,994

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30,
(dollars in thousands)	2022	2021	Change	% Change
Net income	$70,607	$52,255	$18,352	35.1%
Net profit margin	16.6%	12.1%

Plus: Interest expense	36,389	30,495	5,894	19.3%
Income tax provision	21,891	13,029	8,862	68.0%
Depreciation and amortization	87,222	92,600	(5,378)	(5.8)%
Equity-based compensation	5,860	5,428	432	8.0%
(Gain) loss on deferred compensation	(45)	-	(45)	NM
Acquisition-related costs	281	762	(481)	(63.1)%
(Gain) loss on asset sales and disposals, net	2,952	3,376	(424)	(12.6)%
System conversion costs	311	797	(486)	(61.0)%
Equity method investment (income) loss, net	(14)	(1,111)	1,097	(98.7)%
Other (income) expense, net	(834)	22,833	(23,667)	(103.7)%
Adjusted EBITDA	$224,620	$220,464	$4,156	1.9%
Adjusted EBITDA margin	52.9%	51.2%

Less: Capital expenditures	$100,515	$120,859	$(20,344)	(16.8)%
Capital expenditures as a percentage of net income	142.4%	231.3%
Capital expenditures as a percentage of Adjusted EBITDA	44.7%	54.8%

Adjusted EBITDA less capital expenditures	$124,105	$99,605	$24,500	24.6%

NM = Not meaningful.

	Three Months Ended September 30,
(dollars in thousands)	2022	2021	Change	% Change
Net cash provided by operating activities	$216,708	$182,662	$34,046	18.6%
Capital expenditures	(100,515)	(120,859)	20,344	(16.8)%
Interest expense	36,389	30,495	5,894	19.3%
Non-cash interest expense	(2,354)	(2,423)	69	(2.8)%
Income tax provision (benefit)	21,891	13,029	8,862	68.0%
Changes in operating assets and liabilities	(42,133)	10,489	(52,622)	NM
Change in deferred income taxes	(2,890)	(12,580)	9,690	(77.0)%
(Gain) loss on deferred compensation	(45)	-	(45)	NM
Acquisition-related costs	281	762	(481)	(63.1)%
System conversion costs	311	797	(486)	(61.0)%
Fair value adjustments	(2,704)	(25,600)	22,896	(89.4)%
Other (income) expense, net	(834)	22,833	(23,667)	(103.7)%
Adjusted EBITDA less capital expenditures	$124,105	$99,605	$24,500	24.6%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of September 30,		Change
(in thousands, except percentages and ARPU data)	2022	2021	Amount	%
Homes Passed	2,694	2,654	39	1.5%

Residential Customers	1,020	1,041	(21)	(2.0)%

Data PSUs	965	935	30	3.2%
Video PSUs	190	265	(75)	(28.2)%
Voice PSUs	95	107	(12)	(11.6)%
Total residential PSUs	1,251	1,308	(57)	(4.4)%

Business Customers	102	104	(2)	(1.6)%

Data PSUs	96	95	1	1.1%
Video PSUs	12	14	(2)	(15.9)%
Voice PSUs	41	44	(3)	(6.2)%
Total business services PSUs	149	153	(4)	(2.5)%

Total Customers	1,122	1,144	(22)	(1.9)%
Total non-video	917	869	48	5.5%
Percent of total	81.7%	75.9%		5.8%

Data PSUs	1,062	1,030	31	3.0%
Video PSUs	202	279	(77)	(27.6)%
Voice PSUs	136	151	(15)	(10.0)%
Total PSUs	1,400	1,461	(61)	(4.2)%

Penetration
Data	39.4%	38.8%		0.6%
Video	7.5%	10.5%		(3.0)%
Voice	5.0%	5.7%		(0.6)%

Share of Third Quarter Revenues
Residential data	55.1%	51.1%		3.9%
Business services	17.9%	19.9%		(2.1)%
Total	72.9%	71.0%		1.9%

ARPU - Third Quarter
Residential data(1)	$80.46	$78.53	$1.93	2.5%
Residential video(1)	$134.47	$110.74	$23.73	21.4%
Residential voice(1)	$36.08	$38.72	$(2.64)	(6.8)%
Business services(2),(3)	$248.19	$277.27	$(29.08)	(10.5)%

Note:	All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)

Average monthly revenue per unit (“ARPU”) values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.

(2)

ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.

(3)	The decrease in business services ARPU was due primarily to a disproportionately large number of higher ARPU enterprise customers being divested in the Clearwave Fiber Contribution.